Exhibit 99.1

Apropos/Q4 2004 Results

TUESDAY, FEBRUARY 1, 2005

Apropos Contact	Apropos Investors Relations Contact
Frank Leonard	Leslie Loyet
Apropos Technology	Financial Relations Board
Phone: (630) 472-9600 ext. 7724	Phone: (312) 640-6672
E-mail: frank.leonard@apropos.com	E-mail: lloyet@financialrelationsboard.com

APROPOS TECHNOLOGY REPORTS
PROFITABLE FOURTH QUARTER

Oakbrook Terrace, IL — February 1, 2005 — Apropos Technology (Nasdaq: APRS), a leading provider of real time multi-channel interaction management solutions, reported net income for the three months ended December 31, 2004 of $355,000, or $0.02 per share.  Net income for the comparable three months ended December 31, 2003 was $761,000, or $0.05 per share.  Net loss for the year ended December 31, 2004 was $336,000, or a loss of $0.02 per share, which includes restructuring and other charges of $1.3 million, or $0.07 per share.  Net loss for the comparable year ended December 31, 2003 was $5.7 million, or a loss of  $0.34 per share, which includes restructuring and other charges of $2.9 million, or $0.17 per share.

Revenues for the fourth quarter ended December 31, 2004 decreased slightly to $5.5 million from $5.6 million for the fourth quarter ended December 31, 2003.  Revenues for the year ended December 31, 2004 were $20.6 million compared to $20.1 million for the year ended December 31, 2003.

“We are starting to show traction from our focused marketing efforts,” stated David McCrabb, interim CEO and President.  “The Company has returned to profitability for the fourth quarter and has now shown two quarters of sequential revenue growth.  Additionally, we reported positive cash flows for the fifth consecutive quarter.  Consequently, we have a strong balance sheet that provides a solid platform from which we can execute our business plans and meet customer expectations.   We are now focused on growing software revenue in 2005 and have increased our sales force to enable us to meet our plan.

 “During the fourth quarter, the Company released version 6.5 of its award-winning product suite.  Apropos v6.5 introduces more robust, affordable business continuity options for contact center users of its solution, along with multiple improvements in fault tolerance and disaster recovery capabilities.  In the short period since its release, 5% of our customer base has made the decision to migrate to Apropos v6.5.

-more-

“Apropos recently announced its first targeted bundled software and service package, ‘Apropos for Credit Unions.’  This package is a complete solution designed specifically for credit unions and mid-sized financial services institutions.  This solution provides the multi-channel interaction management capabilities credit unions need in their member service centers to increase both member loyalty and their asset base, while at the same time reducing member support costs.

“Finally, the Company finished calendar 2004 with certain milestones worth noting:

•                  In 2004, the Company reported annual revenue growth for the first time since calendar 2000.

•                  2004 benefited from a streamlined operating cost structure.  Annual operating costs in 2004 of $15.6 million were down 17% from 2003, excluding restructuring charges from the past two years.

•                  2004 was the first year in the Company’s history it generated cash (defined as the change in cash, cash equivalents and short-term investment balances for the respective periods).  During 2004, the Company generated cash of $1.9 million compared to 2003 when the Company used cash of $2.8 million.

I want to personally thank the entire Apropos team for their hard work and effort that enabled us to reach these positive milestones in 2004.”

During the fourth quarter, the Company received new and add-on customer orders from Birch Telecom; GE Fanuc Automation Manufacturing, Inc.; Internet Security Systems; Juniper Networks; and NorCal Waste Systems, Inc..  The Company also added two resellers in the United States and United Kingdom during the fourth quarter.

A conference call will be conducted by the Company at 5:00 p.m. Eastern Time (ET) on Tuesday, February 1, 2005. The conference call will be available to all interested parties over the Internet.   To listen to the call on the Internet, go to www.apropos.com or www.fulldisclosure.com at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at www.apropos.com, www.fulldisclosure.com or by dialing 888-203-1112 or 719-457-0820  (international) and providing access code 3431152.  The replay will be available by phone through February 8, 2005, and over the Internet for 30 days.

About Apropos Technology

Apropos Technology, Inc. (NASDAQ: APRS) develops and markets one of the industry’s leading business communications platforms, providing an open, system independent application suite for real time, multi-channel interaction management. This application platform enables companies to personalize and intelligently manage all of their customer, employee, and vendor interactions, thereby reducing costs, improving communications and operating efficiency, and increasing overall revenue opportunities. The application provides timely and accurate information on communications of all types to those within the business who need visibility into real time business performance and trends. This information enables customers to react immediately to changing business conditions and make informed strategic decisions. The company’s award-winning solution has received seven (7) US patents for call center related technology inventions, including a patent on the concept of blending multi-channel communications into a single, universal queuing system. The solution intelligently classifies, prioritizes, routes and reports on each business interaction, based on the value of each interaction, across a variety of communications media, including Voice, E-mail, Web, Fax, and Voice over IP (VoIP). Apropos Technology serves over 300 clients worldwide from its Corporate headquarters in Oakbrook Terrace, Ill., and from its European headquarters in the United Kingdom. Additional information about Apropos and its products can be found at http://www.apropos.com.

Apropos Technology statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Apropos Technology’s expectations, anticipations, goals, beliefs, targets, hopes, intentions or strategies regarding the future.  Forward-looking statements include statements regarding business model, product introduction and acceptance, future sales, sales growth and sales channels, profitability and results of operations, gross margins, operating expenses and financial stability.  These forward-looking statements are subject to various risks and uncertainties as more fully set forth under the caption “Risk Factors Associated with Apropos’ Business and Future Operating Results” in Apropos Technology’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.  Apropos Technology’s actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements; Apropos Technology makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

-tables to follow-

Apropos Technology, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended December 31		Twelve months ended December 31
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)
Revenue
Software licenses	$2,058	$2,578	$7,415	$7,903
Services and other	3,407	3,032	13,158	12,232
Total revenue	5,465	5,610	20,573	20,135

Cost of goods and services
Cost of software	190	112	649	407
Cost of services and other	1,090	892	3,859	4,227
Total cost of goods and services	1,280	1,004	4,508	4,634

Gross margin	4,185	4,606	16,065	15,501

Operating expenses
Sales and marketing	2,043	1,683	7,363	7,519
Research and development	968	1,037	4,073	5,349
General and administrative	973	1,145	4,148	5,611
Stock compensation charge	—	57	—	282
Restructuring and other charges	—	—	1,291	2,875
Total operating expenses	3,984	3,922	16,875	21,636

Income (loss) from operations	201	684	(810)	(6,135)

Other income (expense)
Interest income	189	100	536	482
Other income (expense), net	(35)	(23)	(62)	(21)
Total other income	154	77	474	461

Net income (loss)	$355	$761	$(336)	$(5,674)

Net income (loss) per share
Basic	$0.02	$0.05	$(0.02)	$(0.34)
Diluted	$0.02	$0.04	$(0.02)	$(0.34)

Weighted-average number of shares outstanding
Basic	17,574	16,901	17,324	16,787
Diluted	18,161	18,093	17,324	16,787

Apropos Technology, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31 2004	December 31 2003
Assets
Current assets:
Cash and cash equivalents	$39,153	$38,265
Short-term investments	2,005	1,000
Accounts receivable, net	3,155	2,895
Inventory	34	73
Prepaid expenses and other current assets	355	588

Total current assets	44,702	42,821

Equipment, net	565	921
Other assets	21	199

Total assets	$45,288	$43,941

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$155	$81
Accrued expenses	1,854	1,618
Deferred revenues	3,403	3,296
Other current liabilities	856	562

Total current liabilities	6,268	5,557

Accrued restructuring, less current portion	245	560

Shareholders’ equity
Common shares	176	173
Additional paid-in capital	103,155	102,263
Treasury stock	—	(392)
Accumulated deficit	(64,556)	(64,220)

Total shareholders’ equity	38,775	37,824

Total liabilities and shareholders’ equity	$45,288	$43,941

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